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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 19, 2024

Kirkland's, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-49885	62-1287151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Maryland Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	615-872-4800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KIRK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.02 Results of Operations and Financial Condition.

On January 19, 2024, Kirkland’s, Inc. (the “Company”) issued a press release reporting its fourth fiscal quarter sales results through December 30, 2023 (the “Press Release”).

A copy of the Press Release is attached hereto as Exhibit 99.1, and is being furnished, not filed, under Item 2.02 of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2024, the Company announced that it had promoted Amy A. Sullivan to the position of Chief Executive Officer to be effective February 4, 2024. Ms. Sullivan will also join the Company’s Board of Directors (the “Board”) at that time. Ms. Sullivan, age 45, has served as the Company’s President and Chief Operating Officer since April 2023, and as the Company’s Chief Merchandising and Stores Officer since May 2022. Prior to that time and since 2012, she served in a number of merchandising roles with the Company. Concurrent with Ms. Sullivan’s promotion, Ann Joyce, the Company’s Interim Chief Executive Officer, will serve as an executive consultant for the Company through February 29, 2024, at which time she will no longer be employed by the Company. Ms. Joyce will remain on the Company’s Board of Directors.

On January 19, 2024, the Company and Ms. Sullivan entered into an employment agreement (the “Employment Agreement”), with an effective term that will commence on February 4, 2024, and will continue for an indefinite term (the “Term”), until terminated as provided in the Employment Agreement. The Employment Agreement provides Ms. Sullivan with the following compensation and benefits: (a) annual base salary of no less than $525,000, subject to periodic review and adjustment at the discretion of the Compensation Committee of the Board (the “Compensation Committee”); (b) participation in any annual bonus plans maintained by the Company for its senior executives, with a target amount for such bonus to be 100% of Ms. Sullivan’s base salary and the actual bonus payable with respect to a particular year to be determined by the Compensation Committee, based on the achievement of corporate and individual performance objectives established by the Compensation Committee; (c) participation in any equity-based compensation plans maintained by the Company, with a recommended annual equity award amount equal to 100% of Ms. Sullivan’s base salary; and (d) participation in all employee benefit plans or programs for which any member of the Company’s senior management is eligible under any existing or future Company plan or program.

Under the terms of the Employment Agreement, the Company may terminate Ms. Sullivan’s employment at any time either for any or no reason, and Ms. Sullivan may terminate her employment for Good Reason or upon thirty days’ advance notice without Good Reason. The term "Good Reason” is defined in the Employment Agreement to mean the occurrence of any of the following: (i) the assignment to Ms. Sullivan of any duties inconsistent with Ms. Sullivan’s position, authority, duties or responsibilities, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities; (ii) a reduction by the Company in Ms. Sullivan’s annual salary or potential annual bonus, provided that if the salaries and/or bonuses of substantially all of the Company’s senior executive officers are contemporaneously and proportionately reduced, a reduction in Ms. Sullivan’s salary will not constitute "Good Reason”; (iii) the failure by the Company, without Ms. Sullivan’s consent, to pay to her any portion of her current compensation, except pursuant to a compensation deferral elected by Ms. Sullivan, other than an isolated and inadvertent failure which is remedied by the Company promptly after receipt thereof given by Ms. Sullivan; (iv) the relocation of the Company’s principal executive offices to a location more than 35 miles from the current location of such offices, or the Company’s requiring Ms. Sullivan to be based anywhere other than the Company’s principal executive offices, except for required travel on the Company’s business; or (v) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform under the Employment Agreement.

Except as provided below, if the Company terminates Ms. Sullivan’s employment without Cause (as defined below) or if Ms. Sullivan resigns for Good Reason, the Company shall pay Ms. Sullivan one times her base salary for the year in which such termination shall occur in regular payroll cycles. If the termination occurs after December 31, 2025, then the severance will increase to one and a half times her base salary paid over 18 months. The term “Cause” is defined in the Employment Agreement to mean the occurrence of any of the following, as determined in good faith by the Board: (i) alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription) by Ms. Sullivan; (ii) illegal conduct or gross misconduct of Ms. Sullivan which is materially and demonstrably injurious to the Company or its Affiliates including, without limitation, fraud, embezzlement, theft or proven dishonesty; (iii) Ms. Sullivan’s conviction of a misdemeanor involving moral turpitude or a felony; (iv) Ms. Sullivan’s entry of a guilty or nolo contendere plea to a misdemeanor involving moral turpitude or a felony; (v) Ms. Sullivan’s material breach of any agreement with, or duty owed

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to, the Company or its affiliates; or (vi) Ms. Sullivan’s failure, refusal or inability to perform, in any material respect, her duties to the Company, which failure continues for more than 15 days after written notice thereof from the Company.

The payment of any severance by the Company to Ms. Sullivan is conditioned upon the execution and delivery by Ms. Sullivan of a release in the form of the release attached as an exhibit to the Employment Agreement. If Ms. Sullivan’s employment with the Company ceases for any reason (including but not limited to termination (a) by the Company for Cause, (b) as a result of Ms. Sullivan’s death, (c) as a result of Ms. Sullivan’s Disability (as defined in the Employment Agreement) or (d) by Ms. Sullivan without Good Reason) other than as a result of the Company terminating her without Cause or by her resignation for Good Reason, then the Company’s obligation to Ms. Sullivan will be limited solely to the payment of accrued and unpaid base salary through the date of such cessation.

The Employment Agreement also contains a non-competition agreement from Ms. Sullivan by which she agrees not to, directly or indirectly, among other things, be employed by or otherwise participate in the management of certain competitive companies or their affiliates, each of which are identified in the Employment Agreement, for a period equal to the length of her severance payout. The Company also has the option to extend the term of Ms. Sullivan’s non-competition agreement for up to an additional 12 months by agreeing to pay her base salary in substantially equal monthly installments for the number of months that the Company elects to extend the non-competition agreement as severance. The Employment Agreement also contains other standard restrictive covenants such as confidentiality, works for hire and non-solicitation of customers and employees that will extend for a period of 24 months following termination of employment.

In addition to her base compensation, Ms. Sullivan will receive a signing bonus (the “Signing Bonus”), payable in a mix of Restricted Stock Units (“RSUs”) and Performance Stock Options (“PSOs”) of the Company. She will receive 50,000 RSUs, with half vesting in February 2026 and the remaining half vesting in February 2027, and 50,000 PSOs, with half vesting in February 2026 and the remaining half vesting in February 2027. The PSOs will have an exercise price of $5.00 per share, which is approximately 198% above yesterday’s closing price of $2.52 for the Company’s common stock.

There is no arrangement or understanding between Ms. Sullivan and any other person pursuant to which Ms. Sullivan was selected as an officer and director. In connection with Ms. Sullivan’s appointment to the Board, the size of the Board will increase from seven (7) directors to eight (8) directors, effective February 4, 2024. Ms. Sullivan is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K. The foregoing description of the Employment Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to Exhibit 10.1.

Item 8.01 Other Events.

A copy of the Company’s press release dated January 19, 2024 announcing the events described under Item 5.02 above is included in this filing as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Employment Agreement dated January 19, 2024 between Amy E. Sullivan and Kirkland’s Inc.

99.1	Press Release dated January 19, 2024 announcing the Company's fiscal fourth quarter sales results through December 2023.

99.2	Press Release dated January 19, 2024 announcing the Company’s promotion of Amy E. Sullivan to Chief Executive Officer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

January 19, 2024	By:	/s/ Carter R. Todd
Name: Carter R. Todd
Title: Vice President and General Counsel